SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2010

OCONEE FEDERAL FINANCIAL CORP.

(Exact Name of Registrant as Specified in Charter)

Federal	333-169410	Being applied for
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

201 East North Second Street, Seneca, South Carolina	29678
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 882-2765

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On November 12, 2010, Oconee Federal Financial Corp. (the “Company”), Oconee Federal, MHC and Oconee Federal Savings and Loan Association (collectively, the “Primary Parties”) entered into an Agency Agreement with Mutual Securities, Inc. (“Mutual Securities”), who will act as placement agent during the Company’s stock offering and assist in the marketing of the Company’s common stock during its stock offering.

For these services, Mutual Securities has received a management fee of $40,000, and will receive a marketing fee of 1.5% of the aggregate dollar amount of the shares of common stock sold in the subscription and community offerings, excluding shares purchased by the Primary Parties’ officers, directors, employees and their immediate family members living in the same household, shares purchased the tax-qualified and non-qualified employee stock ownership and employee benefit plans of the Primary Parties, and shares contributed to the charitable foundation that will be formed in connection with the stock offering. The management fee will be credited against the marketing fee, which will be paid on the closing date of the stock offering.

In the event that Mutual Securities sells common stock through a group of broker-dealers in a syndicated community offering, Mutual Securities will receive a fee not to exceed 6.5% of the aggregate dollar amount of the common stock sold in the syndicated community offering, which will be paid on the closing date of the stock offering. This fee will be in addition to the management fee and the marketing fee earned by Mutual Securities in connection with the subscription and community offerings described above. Of this amount, Mutual Securities will pass on to selected broker-dealers who assist in the syndicated community offering an amount competitive with then current gross underwriting discounts for similar syndicated offerings.

The Company will also reimburse Mutual Securities for its reasonable out-of-pocket expenses associated with its marketing effort, not to exceed $85,000, which reimbursement may be increased, with the Company’s written consent, to not more than $100,000.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Registration No. 333-169410) filed by the Company under the Securities Act of 1933, as amended, and a related prospectus dated November 12, 2010.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by references to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

1.1	Agency Agreement, dated November 12, 2010, by and among Oconee Federal Financial Corp., Oconee Federal, MHC, Oconee Federal Savings and Loan Association and Mutual Securities, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCONEE FEDERAL FINANCIAL CORP.

DATE: November 12, 2010	By:	/s/ Curtis T. Evatt
Curtis T. Evatt
Executive Vice President and Chief Financial Officer